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Exhibit 5.2

CONSENT OF EXPERT

        The undersigned, on his own behalf and on behalf of Turnberry Projects (Pty) Ltd., hereby consents to the references to, the information derived from, and the incorporation by reference of the report titled "An Independent Technical Report on the Maseve Project (WBJV Project areas 1 and 1A) located on the Western Limb of the Bushveld Igneous Complex, South Africa", dated August 28, 2015 and to the references, as applicable, to the undersigned's name and to Turnberry Projects (Pty) Ltd. included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated May 5, 2016, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

/s/ GORDON CUNNINGHAM Gordon Cunningham Turnberry Projects (Pty) Ltd. Date: May 5, 2016

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  Exhibit 5.2
CONSENT OF EXPERT